Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Second Quarter 2026 Financial Results
– Executed 1.3 Million Square Feet of Office Leases –
– In-Service Office Occupancy Up 470 bps –
– $876 Million of Total Liquidity –
– Full-Year Guidance Raised –
____________
LOS ANGELES (August 5, 2026)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP") today announced financial and operating results for the second quarter 2026.

Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "Our second quarter results reflect the continued execution of our strategy to drive occupancy and unlock the earnings power of our portfolio. We delivered our fourth consecutive quarter of in-service office occupancy gains, up 470 basis points to 82.5%, and executed 1.3 million square feet of office leases, headlined by 891,000 square feet of new and renewal leases with the City and County of San Francisco. This landmark transaction underscores the enduring appeal of our portfolio and provides nearly a quarter century of cash flow visibility. We increased Core FFO on a per share basis by 30% to $0.35, while growing same-store cash NOI by 7.5%, further evidence that our occupancy gains are translating directly into earnings growth.

"Our studio business also continued to make progress, highlighted by our Hollywood stages, which remained effectively fully leased at 95.5%. We stayed disciplined on capital allocation, ending the quarter with $876 million of total liquidity while continuing to prune non-core assets. With a reloaded 2.4 million-square-foot leasing pipeline, and broad demand from AI, other technology and professional services tenants alike building across our West Coast markets, we are confident in our path toward sustained FFO per share growth."

Financial Results Compared to Second Quarter 2025
•Total revenue of $188.3 million compared to $190.0 million, primarily due to asset dispositions, partially offset by improved office occupancy
•General and administrative expenses of $12.0 million, improved from $13.5 million (excluding $14.3 million of one-time expenses in the prior year associated with cancellation of non-cash compensation agreements), driven by ongoing cost savings initiatives
•Core FFO grew to $23.1 million, or $0.35 per diluted share, compared to $8.0 million, or $0.27 per diluted share, up approximately 30% on a per share basis
◦Adjustments to FFO totaled $7.5 million, or $0.11 per diluted share, compared to $19.2 million, or $0.64 per diluted share
•FFO increased to $15.6 million, or $0.24 per diluted share, up from $(11.2) million, or $(0.38) per diluted share
•AFFO improved to $(3.2) million, or $(0.05) per diluted share, up from $(6.1) million, or $(0.20) per diluted share, driven by stronger Core FFO, partially offset by the timing of capital expenditures associated with lease-up activity
•Same-store cash NOI of $90.2 million grew 7.5% from $83.9 million, driven by higher office and studio occupancy

Hudson Pacific Properties, Inc.
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Office Leasing
•Executed 56 leases totaling 1.3 million square feet (61% new / 39% renewal), headlined by 891,000 square feet of new and renewal leases signed with the City and County of San Francisco at 1455 Market with a weighted average 24-year term
◦Executed 402,000 square feet (71% new / 29% renewal) across the broader portfolio excluding the City and County leases, including additional notable leases:
▪39,000-square-foot, 9-year new lease at 83 King in Pioneer Square;
▪28,000-square-foot, 5-year new lease at Hill7 in Denny Triangle;
▪26,000-square-foot, 9-year new lease at Page Mill Hill in Palo Alto; and
▪20,000-square-foot, 3-year new lease at Shorebreeze in Redwood Shores
•GAAP rents on new leases signed increased 17.2% compared to prior levels while cash rents were down 11.4%, largely due to the City and County leases at 1455 Market
◦Excluding the City and County leases, GAAP and cash rents were down 3.3% and 9.9%, respectively, due to re-leasing activity on space previously signed at pre-pandemic peak rents in Palo Alto
•In-service office portfolio occupancy improved for the fourth consecutive quarter to 82.5% (up sequentially from 77.8%) and leased rate rose to 82.8% (up sequentially from 78.4%)
Studio Leasing
•In-service studio stages were 74.6% leased on a trailing three-month basis (up sequentially from 72.8%) and 74.6% on a trailing 12-month basis (up sequentially from 72.5%)
◦Reflects Hollywood studios' continued strong performance with stages 95.5% leased; Sunset Pier 94 Studios reached 78.5% leased (up sequentially from 38.8%)
Dispositions
•Subsequent to quarter-end, sold 2001 Gateway, a 161,000-square-foot, 55% leased office building, part of the Gateway office complex in North San Jose, for $25 million with net proceeds used for general corporate purposes
Balance Sheet as of June 30, 2026
•Total liquidity of $876.1 million consisting of $80.8 million in unrestricted cash and cash equivalents and full availability of $795.3 million under the unsecured revolving credit facility
•Net debt to undepreciated book value of 32.4% (HPP's share), with 100.0% of debt fixed or capped at a weighted average interest rate of 4.9% and one remaining 2026 maturity
Dividend
•The Board of Directors declared and paid a dividend of $0.296875 per share on the 4.750% Series C cumulative preferred stock
2026 Outlook
Hudson Pacific is increasing its full-year 2026 Core FFO outlook to $1.12 to $1.20 per diluted share, from the prior range of $1.10 to $1.18. This updated range excludes the previously announced closures of Quixote's stage and Atlanta operations and the associated stage ancillary and pro-supplies segments from Core FFO.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or

Hudson Pacific Properties, Inc.
Press Release

similar matters. There can be no assurance that actual results will not differ materially from these estimates.

The table below reflects key assumptions for this outlook:

Unaudited, in thousands

	Full-Year 2026
	Assumptions
Metric	Low	High
Average in-service office occupancy	80.0%	82.0%
Growth in same-store cash NOI(1)(2)	(1.75)%	(0.75)%
GAAP non-cash revenue(3)	$11,500	$16,500
GAAP non-cash expense(4)	$(6,000)	$(8,000)
General and administrative expenses(5)	$(48,500)	$(54,500)
Interest expense(6)	$(150,000)	$(160,000)
Non-real estate depreciation and amortization	$(12,000)	$(14,000)
FFO from unconsolidated joint ventures	$500	$2,500
FFO attributable to non-controlling interests	$(22,000)	$(26,000)
FFO attributable to preferred units/shares	$(20,000)	$(20,000)
Weighted average common stock/units outstanding—diluted(7)	65,000	66,000
(1)Same-store defined as consolidated 37 office properties and three studio properties owned and stabilized as of January 1, 2025, and anticipated to be owned and stabilized through December 31, 2026.
(2)See non-GAAP information below for cash NOI definition.
(3)Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(4)Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.
(5)Includes estimated $6.9 million of non-cash compensation expense.
(6)Includes estimated $6.0 million of non-cash interest expense.
(7)Diluted shares represent Company ownership through shares of common stock, OP Units and other convertible or exchangeable instruments. Weighted average fully diluted common stock/units outstanding for 2026 includes estimated dilution of stock grants to executives under long-term incentive programs. This estimate is based on award potential as of the end of the most recently completed quarter, calculated in accordance with ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's second quarter 2026 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss second quarter 2026 financial results at 9:00 a.m. PT / 12:00 p.m. ET on August 5, 2026. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.

Hudson Pacific Properties, Inc.
Press Release

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	6/30/26	12/31/25
	(Unaudited)
ASSETS
Investment in real estate, at cost	$7,786,264	$7,793,299
Accumulated depreciation and amortization	(2,063,909)	(1,953,048)
Investment in real estate, net	5,722,355	5,840,251
Non-real estate property, plant and equipment, net	67,564	72,397
Cash and cash equivalents	80,760	138,358
Restricted cash	24,659	23,770
Accounts receivable, net	21,531	14,923
Straight-line rent receivables, net	205,153	195,425
Deferred leasing costs and intangible assets, net	388,879	307,390
Operating lease right-of-use assets	291,420	333,258
Prepaid expenses and other assets, net	85,833	86,607
Investment in unconsolidated real estate entities	250,595	246,835
Goodwill	8,754	8,754
Assets associated with real estate held for sale	22,903	—
TOTAL ASSETS	$7,170,406	$7,267,968

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,348,793	$3,351,458
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	298,168	209,382
Operating lease liabilities	323,486	343,886
Intangible liabilities, net	15,776	17,772
Security deposits, prepaid rent and other	78,069	74,369
Liabilities associated with real estate held for sale	1,442	—
Total liabilities	4,131,870	4,063,003

Redeemable preferred units of the operating partnership	2,795	2,795
Redeemable non-controlling interest in consolidated real estate entities	48,844	50,581

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares issued and outstanding at 6/30/26 and 12/31/25	425,000	425,000
Common stock, $0.01 par value, 103,200,000 authorized, 54,267,530 and 54,227,096 shares issued and outstanding at 6/30/26 and 12/31/25, respectively.	529	529
Additional paid-in capital	2,390,943	2,548,488
Accumulated other comprehensive loss	(2,126)	(1,860)
Total HPP stockholders' equity	2,814,346	2,972,157
Non-controlling interest—members in consolidated real estate entities	61,437	67,869
Non-controlling interest—units in the operating partnership	111,114	111,563
Total equity	2,986,897	3,151,589
TOTAL LIABILITIES AND EQUITY	$7,170,406	$7,267,968

Hudson Pacific Properties, Inc.
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Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended
	6/30/26	6/30/25	6/30/26	6/30/25
REVENUES
Office
Rental revenues	$149,599	$150,533	$294,827	$308,926
Service and other revenues	3,522	5,300	6,968	12,118
Total office revenues	153,121	155,833	301,795	321,044
Studio
Rental revenues	13,489	13,889	27,286	27,541
Service and other revenues	21,688	20,280	41,069	39,876
Total studio revenues	35,177	34,169	68,355	67,417
Total revenues	188,298	190,002	370,150	388,461
OPERATING EXPENSES
Office operating expenses	69,535	71,501	139,357	143,778
Studio operating expenses	34,139	36,552	65,848	77,533
General and administrative	12,002	27,776	24,577	46,259
Depreciation and amortization	82,133	94,751	162,855	187,836
Total operating expenses	197,809	230,580	392,637	455,406
OTHER (EXPENSES) INCOME
Loss from unconsolidated real estate entities	(959)	(205)	(1,396)	(1,459)
Fee income	964	1,476	2,071	2,835
Interest expense	(38,476)	(48,137)	(76,470)	(91,642)
Interest income	566	2,123	2,215	2,558
Management services reimbursement income—unconsolidated real estate entities	1,098	1,123	2,222	2,098
Management services expense—unconsolidated real estate entities	(1,098)	(1,123)	(2,222)	(2,098)
Transaction-related expenses	(682)	(451)	(783)	(451)
Unrealized (loss) gain on non-real estate investments	(840)	212	(2,802)	(237)
(Loss) gain on sale of real estate, net	—	(16)	—	10,007
Impairment loss	(50,440)	—	(50,440)	(18,476)
Loss on extinguishment of debt	—	(1,637)	—	(3,495)
Loss on lease terminations and other	(4,916)	(93)	(4,758)	(85)
Total other expenses	(94,783)	(46,728)	(132,363)	(100,445)
Loss before income tax provision	(104,294)	(87,306)	(154,850)	(167,390)
Income tax provision	(394)	(454)	(742)	(648)
Net loss	(104,688)	(87,760)	(155,592)	(168,038)
Net income attributable to Series A preferred units	(44)	(121)	(88)	(267)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(10,094)	(10,094)
Net loss attributable to non-controlling interest in consolidated real estate entities	1,847	6,675	3,457	14,142
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,029	895	1,730	1,797
Net loss attributable to common units in the operating partnership	2,331	2,209	2,884	4,603
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(104,572)	$(83,149)	$(157,703)	$(157,857)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(1.62)	$(2.87)	$(2.45)	$(6.42)
Net loss attributable to common stockholders—diluted	$(1.62)	$(2.87)	$(2.45)	$(6.42)
Weighted average shares of common stock outstanding—basic	64,475	28,952	64,469	24,599
Weighted average shares of common stock outstanding—diluted	64,475	28,952	64,469	24,599

Hudson Pacific Properties, Inc.
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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended
	6/30/26	6/30/25	6/30/26	6/30/25
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(104,688)	$(87,760)	$(155,592)	$(168,038)
Adjustments:
Depreciation and amortization—consolidated	82,133	94,751	162,855	187,836
Depreciation and amortization—non-real estate assets	(3,598)	(8,785)	(7,039)	(18,434)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,727	1,113	3,203	2,158
Loss (gain) on sale of real estate, net	—	16	—	(10,007)
Impairment loss—real estate assets	50,440	—	50,440	18,476
Unrealized loss (gain) on non-real estate investments	840	(212)	2,802	237
FFO attributable to non-controlling interests	(6,162)	(5,152)	(12,875)	(10,005)
FFO attributable to preferred shares and units	(5,091)	(5,168)	(10,182)	(10,361)
FFO to common stock/unit holders	15,601	(11,197)	33,612	(8,138)
Adjustments:
Transaction-related expenses	682	451	783	451
Refundable payroll tax credit interest income	—	—	(543)	—
Prior-period property tax refund	(1,709)	—	(2,247)	—
Non-cash compensation agreements forfeiture	—	14,280	—	14,280
Loan swap non-cash reevaluation	—	—	(488)	682
Early debt repayment expenses	—	3,213	—	5,071
Quixote fleet assets write-off (cost-savings initiatives)	—	626	—	626
Quixote non-competition agreement termination (cost-savings initiatives)	—	—	—	1,402
Non-core Quixote lease terminations	5,011	622	5,011	6,487
Non-core Quixote Studios & Services	3,552	—	3,552	—
Core FFO to common stock/unit holders	$23,137	$7,995	$39,680	$20,861

Weighted average common stock/units outstanding—diluted	65,684	29,773	65,722	48,691
FFO per common stock/unit—diluted	$0.24	$(0.38)	$0.51	$(0.17)
Core FFO per common stock/unit—diluted	$0.35	$0.27	$0.60	$0.43
(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’

Hudson Pacific Properties, Inc.
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percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended
	6/30/26	6/30/25	6/30/26	6/30/25
Core FFO	$23,137	$7,995	$39,680	$20,861
Adjustments:
GAAP non-cash revenue(2)	(3,382)	(3,704)	(6,560)	(4,375)
GAAP non-cash expense(3)	1,660	1,788	3,545	3,492
Non-real estate depreciation and amortization	3,598	8,159	7,039	16,406
Non-cash interest expense	1,716	5,065	3,627	9,174
Share/unit-based compensation expense	1,521	3,584	3,433	8,699
Recurring capital expenditures, tenant improvements and lease commissions	(31,474)	(28,957)	(65,056)	(58,615)
AFFO	$(3,224)	$(6,070)	$(14,292)	$(4,358)

Weighted average common stock/units outstanding—diluted	65,684	29,773	65,722	48,691
AFFO per common stock/unit—diluted	$(0.05)	$(0.20)	$(0.22)	$(0.09)

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to Core FFO HPP's share non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.
(2)    Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(3)    Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.

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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	6/30/26	6/30/25
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”) AND SAME-STORE CASH NET OPERATING INCOME ("NOI")
Net loss	$(104,688)	$(87,760)
Adjustments:
Loss from unconsolidated real estate entities	959	205
Fee income	(964)	(1,476)
Interest expense	38,476	48,137
Interest income	(566)	(2,123)
Management services reimbursement income—unconsolidated real estate entities	(1,098)	(1,123)
Management services expense—unconsolidated real estate entities	1,098	1,123
Transaction-related expenses	682	451
Unrealized loss (gain) on non-real estate investments	840	(212)
Loss on sale of real estate, net	—	16
Impairment loss	50,440	—
Loss on extinguishment of debt	—	1,637
Loss on lease terminations and other	4,916	93
Income tax provision	394	454
General and administrative	12,002	27,776
Depreciation and amortization	82,133	94,751
NOI	$84,624	$81,949

NOI BREAKDOWN
Same-store office cash revenues	149,229	145,647
Straight-line rent	5,459	1,751
Amortization of above/below-market leases, net	992	1,016
Amortization of lease incentive costs	(3,657)	(1,384)
Same-store office revenues	152,023	147,030
Same-store studios cash revenues	19,733	15,525
Straight-line rent	(209)	111
Amortization of above-market and below-market leases, net	—	—
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	19,515	15,627
Same-store revenues	171,538	162,657

Same-store office cash expenses	66,608	66,821
Straight-line rent	317	367
Share/unit-based compensation expense	7	10
Amortization of above/below-market ground leases, net	641	641
Same-store office expenses	67,573	67,839
Same-store studio cash expenses	12,198	10,474
Share/unit-based compensation expense	(35)	113
Same-store studio expenses	12,163	10,587
Same-store expenses	79,736	78,426

Same-store NOI	91,802	84,231
Non-same-store NOI	(7,178)	(2,282)
NOI	$84,624	$81,949

(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make

Hudson Pacific Properties, Inc.
Press Release

distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.